NOTE
                                   (Series B)

$495,000.00                                                      August 31, 2005
                                                              Newark, New Jersey

         Elite Pharmaceuticals, Inc. (the "Borrower") acknowledges itself indebted to, and for value received hereby promises to pay to the order of, the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") and its successors and assigns, the principal sum of FOUR HUNDRED NINETY FIVE THOUSAND and 00/100 dollars ($495,000.00) and to pay interest on the unpaid principal amount hereof from the date of this Note calculated on the same basis as interest is calculated on the Bonds (as hereinafter defined). The unpaid principal amount hereof shall be equal to the outstanding aggregate principal amount of the Bonds. Principal and interest hereunder shall be payable in the amounts and on the dates set forth in the Bonds.

         This Note is issued to evidence the obligation of the Borrower and pursuant to, and shall be governed by and construed in accordance with, the terms and conditions of the Loan Agreement (as hereinafter defined) for the repayment of the Loan in the amount of $495,000 made by the Authority to the Borrower thereunder from the proceeds of the Authority's $495,000 Economic Development Bonds (Elite Pharmaceuticals, Inc. - 2005 Project), Federally Taxable Series B (the "Bonds") and the payment of interest thereon, including provision for repayment of the Loan in certain cases. All capitalized words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Loan Agreement.

         The Authority has assigned the Loan Agreement (together with this Note) to the Trustee pursuant to the Indenture, reserving certain of its rights thereunder. Such assignment is made as security for the payment of the Bonds issued by the Authority pursuant to the Resolution adopted by it on July 12, 2005 and the Indenture.

         This Note is entitled to all of the benefits and is subject to all of the provisions of the Loan Agreement, which provisions are hereby incorporated herein by reference thereto. Subject to the provisions hereof, the obligations of the Borrower to make or cause the payments required hereunder shall be absolute and unconditional without defense or setoff as more fully set forth in the Loan Agreement.

         This Note is subject to prepayment in whole or in part as provided in the Loan Agreement.

         If an "Event of Default" occurs under the Loan Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement.


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         Whenever  payment or provision  thereof has been made in respect of the principal of, premium, if any, and interest on all Bonds in accordance with the Loan Agreement, this Note shall be deemed paid in full and shall be canceled and returned to the Borrower.

         All payments of principal, premium, if any, and interest shall be made to the Trustee at its Principal Office in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All payments shall be in the full amount required hereunder unless and to the extent the Borrower is entitled to a credit under the Loan Agreement or the Indenture.

         Payment of the redemption price of any of the Bonds pursuant to the provisions for redemption in the Indenture shall constitute payment of principal, or any portion thereof, any premium thereon and accrued interest thereon due on this Note. Any payment of interest on or principal or redemption price of the Bonds pursuant to the Loan Agreement shall constitute a corresponding interest or principal payment on this Note.

         In case the Trustee or the Authority shall have proceeded to enforce its rights under this Note, the Loan Agreement and/or the Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then and in every case the Borrower and the Trustee or the Authority shall be restored respectively to their respective positions and rights hereunder, and all rights, remedies and powers of the Borrower and the Trustee or the Authority shall continue as though no such proceedings had been taken.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Borrower under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relating to the Borrower, or to the creditors or property of the Borrower, the Trustee and the Authority shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and provide a claim or claims for the amounts owing and unpaid in respect of this Note and, in case of any judicial proceedings relative to the Borrower, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee and the Authority, as the case may be, and to pay to the Trustee and the Authority any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

         This Note shall be governed by the laws of the State of New Jersey.